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                                                                 Exhibit: 10.1FT


                                 LEASE AGREEMENT
                           Lease Date - August 5, 1996
                          (For Reference Purposes Only)

CONCORD EQUITIES, L.L.C., AN ARIZONA LIMITED LIABILITY COMPANY, hereafter "Landlord", agrees to lease to FUTECH EDUCATIONAL PRODUCTS, INC., AN ARIZONA CORPORATION hereafter "Tenant", and Tenant agrees to lease from Landlord, that certain office space located at 2999 North 44th Street, Phoenix, which is described in Exhibit "A" to this agreement and known as Suite 225, hereafter "the Premises", upon the following terms and conditions.

1. TERM: The term of this Lease shall be for a period of thirty six (36 months and shall commence on the 1st day of September, 1996, and expiring on the 14th day of August 1999.

2. POSSESSION: Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises to Tenant on the date above specified for the commencement of the term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in such event Tenant shall not be liable for any rent until such time as Landlord tenders delivery of possession of the Premises to Tenant with Landlord's work therein, if any, substantially completed. Tenant shall be bound by all provisions of this Lease, including the payment of rent, at all times Tenant is in possession of the Premises. Should Landlord tender possession of the Premises to Tenant prior to the date specified for commencement of the term thereof, and Tenant elects to accept such prior tender, such prior occupancy shall be subject to all of the terms, covenants and conditions of this Lease, including the payment of rent.

3. RENT: Tenant agrees to pay Landlord as Base Rent $ See Addendum per month for each month of the Lease, subject to increases as hereinafter provided, plus any excise, privilege or sales tax imposed upon the rent paid by Tenant. Rent is due in advance on or before the first (1st) day of each month and is payable at Landlord's offices or at such other place as Landlord may designate in writing. Rent shall be prorated on the basis of a thirty (30) day month for each partial month during the term of this Lease or during which Tenant is in possession of the Premises. All other monetary obligations of Tenant under this Lease shall constitute additional rent and shall be due as specified in each instance.

4. OPERATING EXPENSES: The operating expenses of the Project shall be paid by Landlord when due, however, Landlord shall be entitled to partial reimbursement from Tenant for such operating expenses as proved for hereafter.



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         (a)      Landlord shall contribute $6.60 per square foot annually or the actual operating expenses for the Base Year of 1996, which ever is greater. Tenant shall pay to Landlord, as Additional Rent, Tenants proportionate share of any excess operating expenses in the manner provided for in Subparagraphs 4(d) and 4(e).

         (b) The operating expenses of the project include without limitation: property taxes, special assessments, utilities, maintenance, supplies, management fees, janitorial services, trash removal, insurance premiums, repairs and all other costs (other than those required to be capitalized for federal income tax purposes) which can properly be considered expenses of operating and maintaining the Building and surrounding property of which the Premises are a part.

         (c) For the purposes of determining Tenant's proportionate share of the operating expenses and Landlord's total contribution, the project shall be deemed to be comprised of 133.289 square feet, the Premises shall be deemed to be comprised of approximately 5.327 rentable square feet and Tenant shall be deemed to have occupied the Premises for the entire year.

         (d) If the actual operating expenses of the Project for a calendar year exceed the Landlord's contribution, Tenant shall pay to Landlord within thirty (30) days of demand, Tenant's proportionate share of such excess multiplied by the larger of
                  (i) the percentage of the year this Lease was in effect and
                  (ii) the percentage of the year Tenant was in possession of the Premises, less any payments made by Tenant under Subparagraph 4(e) for that year.

         (e) If, upon creating an operating budget for the following calendar year, it appears to the Landlord that the actual operating expenses for the Project will exceed the Landlord's contribution, Landlord, upon written demand, may require Tenant to make monthly payments of Tenant's proportionate share of such estimated excess which shall be payable at the same time and in the same manner as Base Rent.

         (f) If in a calendar year Tenant's proportionate share of the actual operating expenses of the Project after Landlord's contribution is less than the payments made by Tenant under Subparagraph 4(e), such difference shall be credited to Tenant and applied pro rata to reduce payments due from Tenant under Subparagraph (4)e for the following year.

         (g) Landlord shall compute the operating expenses of the project for each calendar year within the first three (3) months of the next calendar year and shall notify Tenant thereof within a reasonable time thereafter.



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         (h)      Tenant shall have the right to have the Landlord's computation of the operating expenses of the project audited by an independent accounting agency so long as another tenant has not previously had an audit conducted of the operating expenses for that same year. The audit shall be at Tenant's sole expense unless the audit reveals a discrepancy in Landlord's favor of greater than ten percent (10%) in which case Landlord shall pay the reasonable cost of such audit.

5. USE OF PREMISES: Tenant shall use the Premises for the sole purpose of general office use and shall not use or allow the Premises to be used for any illegal or objectionable purpose or in any manner inconsistent with use in a first class office building or in manner which would interfere with the rights of the other Tenants. Tenant shall not do or permit anything to be done which would increase the cost of any fire, extended coverage or any other insurance covering the Building. Tenant shall promptly reimburse Landlord for any additional premium charged by reason of Tenant's failure to comply with this paragraph.

6.       REPAIRS:

         (a) Tenant shall at its own expense keep the Premises in good condition and repair.

         (b) Landlord shall keep in good condition and repair the structural and common areas of the Building, including the basic plumbing, air conditioning and electrical systems provided by Landlord.

7. ASSIGNMENT & SUBLETTING: Tenant shall not sublet any portion of the Premises and shall not assign or hypothecate this Lease without Landlord's prior written consent. Any assignee or subtenant shall agree in writing to assume, perform and be bound by all of the terms of this Lease and a duplicate executed original counterpart of such writing shall be delivered to Landlord within ten (10) days of its execution. Landlord's approval of any such assignment or sublease shall not release Tenant from its obligations under this Lease or constitute assent to any subsequent assignment or sublease; provided however, that if, after approval by Landlord, Tenant assigns its entire interest in this Lease to an entity that, at the sole determination of Landlord, has a financial condition that is as strong or stronger than the financial condition of Tenant at the time of this Lease, Tenant may request that Landlord fully release Tenant from liability under the Lease arising subsequent to the assignment. Landlord shall not unreasonably withhold its consent to such request.

8. ALTERATIONS & IMPROVEMENTS: Tenant shall not make any alterations or improvements to the Premises (including but not limited to, structural alterations or improvements), other than movable furniture, without Landlord's prior written consent of plans and contractor. Landlord may require Tenant to provide a payment bond in an amount up to one and one half (1.5) times the expected cost of the alterations or


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         improvements. All such alterations and improvements shall at once become part of the realty and belong to Landlord, this shall not, however, preclude Landlord from requiring Tenant to remove such alterations or improvements as provided for in Paragraph 9 of this agreement. Furthermore, Tenant shall not file or allow the filing of any liens on the Premises.

9. REMOVAL OF ALTERATIONS: Upon the termination of this Lease, Landlord may require Tenant to remove all or some of the alterations or improvements which Tenant made to the Premises. Tenant shall promptly remove the designated alterations or improvements and shall repair all damage caused by such removal at its own expense.

10. RETURN OF PREMISES: Upon the termination of this Lease, Tenant shall return the Premises to Landlord in their original condition, ordinary wear and tear and alterations or improvements not designated to be removed excepted.

11. SUBORDINATION: Tenant agrees that this Lease shall be subject and subordinate to First Mortgage Liens only, or to any renewals, extensions or replacements of any existing encumbrances upon the Premises. Tenant agrees to immediately execute and deliver upon demand any instrument that a lender may require in connection with this subordination agreement. Tenant irrevocably appoints Landlord to act as Tenant's agent and attorney-in-fact for the limited purpose of executing all such instruments.

12. SALE BY LANDLORD: Landlord reserves the right to sell or transfer the premises and to assign its rights in this Lease. Upon any such assignment, Landlord shall be released from any further liability under this Lease. In conjunction with any such sale or assignment, Landlord may transfer any security deposit made by Tenant under this Lease to such assignee and upon such transfer shall be relieved of all liability to Tenant for such deposit. Tenant agrees to immediately execute and deliver upon demand of Landlord or any such assignee and instrument in proper form by which Tenant attorns to said assignee.

13. INSURANCE: Tenant shall maintain at its own expense comprehensive general liability insurance from an insurer licensed to do business in the State of Arizona insuring the indemnity set forth in this agreement for claims for personal injury or death property damage in and about the premises with limits not less than $1,000,000 in the event of bodily injury or death of any number of persons in any one accident and limits of not less than $1,000,000 for damage to property, and shall provide Landlord with a copy of the policy prior to commencement of this Lease. Tenant shall name Landlord as an additional named insured under the policy. The insurance shall be primary insurance and shall provide that any right of subrogation against Landlord is waived. The policy shall further provide that no act or omission by Tenant shall impair the rights of the insured to receive


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         the proceeds of the policy and that the policy shall not be cancelled except upon ten (10) days prior written notice to each named insured.

14. INDEMNIFICATION: Tenant shall indemnify, defend and hold Landlord harmless from all actions, claims, demands, penalties or liabilities arising out of events occurring in or about the premises or caused in whole or in part by Tenant or Tenant's agents, servants, employees or invites. This indemnification shall include all costs and expenses and reasonable attorney's fees which Landlord may expend in connection with any of the foregoing. Any and all monies due Landlord from Tenant shall survive this Lease.

15. UTILITIES & SERVICES: Landlord agrees to furnish water and electricity suitable for the intended use of the premises, janitorial service five
         (5) nights a week, elevator service and maintenance of the common areas of the building. Landlord further agrees to furnish heat and air conditioning required in Landlord's judgement for the comfortable use of the premises on generally recognized business days. These services and utilities constitute operating expenses under Paragraph 4 and will be paid for in accordance with said Paragraph.

         After hours use, which is monitored by Landlord, of heating, ventilation, air conditioning, and electric shall be charged to Tenant at Six Dollars and 00/100 ($6.00) per hour per zone activated. The above rate is subject to increase relative to additional costs of electricity service and wages of personnel directly associated with the operation of such after hours usage. Landlord shall require Tenant to pay for such after hours usage (if any) on the next preceding month of such usage. All amounts due shall be considered as Additional Rent which shall be payable at the same time and in the same manner as base rent.

         Business Office Hours shall be:

         7:00 a.m. to 7:00 p.m., Monday through Friday and from 8:00 a.m. to 2:00 p.m. on Saturday, except for the generally recognized six (6) major holidays of New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day.

16. LIMITATION OF LIABILITY: Landlord shall not be liable to Tenant for damages nor shall Tenant be entitled to a reduction in rent by reason of any of the following: (i) Landlord's failure to provide utilities or services when such failure is caused by accident, repairs, strikes, disturbances or any other cause beyond the reasonable control of Landlord (ii) disruption to Tenant's business caused by Landlord's repairs or improvements to the project (iii) damage to the Premises or Tenant's property unless caused by Landlord's negligence or misconduct.


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17.      NOTICE: All notices or demands under this Lease or required to be given by law are to be made in writing by registered or certified mail and are deemed given three (3) days after being deposited in the United states mail postage prepaid and addressed to Landlord or Tenant at the addresses set forth on the signature page of this Agreement. Each party shall have the right, from time to time, to designate a different address to which notices and demands are to be sent by giving notice in the manner provided for above except that Landlord may in any event use the premises as Tenant's address for notice purposes.

18. ENTRY BY LANDLORD: Landlord shall have the right, upon twenty-four (24) hour notice (except in case of emergency), to enter the Premises at all reasonable times for the purposes of inspecting, repairing or maintaining the Premises, determining whether the terms of the Lease are being complied with, posting such notices as Landlord deems advisable for its protection, and, showing the Premises to prospective tenants, purchasers or lenders. For these purposes Landlord shall retain keys to all doors upon the Premises other than Tenant's vaults and safes.

 19.     DEFAULT & REMEDIES:

         (a) The occurrence of one or more of the following events shall constitute a default of this Agreement by Tenant:

                  (1) The abandonment of the Premises by Tenant or absence of Tenant from Premises for five (5) days or longer.

                  (2) The failure by Tenant to make any payment of rent or other payments required to be made by Tenant under this Agreement when due where such failure continues for a period of five (5) days.

                  (3) The failure by Tenant to observe or perform any provision of this Agreement other than the payment of money where such failure continues for a period of ten (10) days after written notice thereof from Landlord to Tenant. This notice shall be in lieu of, and not addition to, any notice required under Arizona law. (4)(i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition under the United States Bankruptcy Code unless dismissed within thirty (30) days; (iii) the appointment of a receiver or trustee to take possession of substantially all of Tenant's assets located at the Premises or of this Lease where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises where such seizure is not discharged within thirty (30) days.


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(b)      In the event of any default by Tenant as defined above, Landlord may exercise one or more of the following remedies in addition to any remedy provided for at law or equity:

         (1) With or without notice or process of law and using such force as Landlord may deem reasonably necessary under the circumstances, and without terminating this Lease or relieving Tenant of any obligation hereunder, Landlord may re-enter and take possession of the Premises. Under no circumstances shall Landlord be liable in damages or otherwise by reason of the exercise by Landlord of any such re-entry or eviction, or by reason of the exercise by Landlord of any other remedy provided in this subparagraph (b).

         (2) Without terminating this Lease or relieving Tenant of any obligation hereunder, Landlord may relet the Premises for such rental and upon such terms as Landlord in its sole discretion deems proper and apply the proceeds actually collected against the amounts due from Tenant.

         (3) Landlord may terminate this Lease by notifying Tenant in writing that it intends to do so. Such termination will not relieve Tenant of any obligation which accrued prior to the date of termination. In addition to all other sums recoverable under this Lease or at law, in the event of such termination, Landlord shall be entitled to recover from Tenant the difference between the present value of the rent which would have fallen due under this Lease over the remaining term of this Lease if this Lease had not been terminated and the present value of the amount that Tenant proves Landlord will receive over that same period by reletting the Premises.

         (4) In the event that Landlord recovers possession of the Premises without termination of this Lease, Tenant shall pay to Landlord all sums due under this Lease on the dates due as if Tenant remained in possession of the Premises.

         (5) Landlord may recover from Tenant, and Tenant shall pay upon demand, all expenses incurred in recovering possession of the Premises, repairing and altering the Premises for reletting, and attempting to relet the Premises, including commissions and attorney fees.


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         (c)      The remedies described in subparagraph (b) are cumulative and in addition to any remedy at law or in equity. The filing of an action by Landlord against Tenant requesting under one or more remedies shall not be deemed an election of that remedy or remedies to the exclusion of all others.

         (d) Landlord shall be under no obligation to observe or perform any duty imposed by this Lease which accrues after the date of any default by Tenant.

         (e) The failure or delay of Landlord in exercising any right or remedy shall not be construed as a waiver of any such right or remedy or of any default by Tenant.

20. ATTORNEY FEES: Should any action be brought to enforce any of the terms of this agreement, the prevailing party shall be entitled to the award of its reasonable attorneys' fees.

21. WAIVER: The waiver by Landlord of Tenant's breach by any provision of this agreement shall not constitute a continuing waiver of any subsequent breach by Tenant of the same or other provision.

22. PARKING: Landlord shall provide, operate and maintain a parking area or areas, together with necessary access, having a capacity adequate, in the opinion of the Landlord, to accommodate the requirements of Tenant and others entitled to use said parking areas and adequate to comply with the requirements of appropriate government authorities. Landlord shall provide Tenant with ten (10) covered, reserved parking spaces so identified for the sole use of Tenant for the term of the Lease thereof at no cost to Tenant. Tenant has the option to lease additional covered reserved parking spaces from Landlord at the prevailing rate which will be payable as Additional Rent. The balance of the parking is considered non reserved and shall be on a first-come first-served basis, with the understanding that Tenant, Tenant's agents, servants, employees or invites will not over burden the parking lot. Landlord shall not be obligated to provide any additional parking.

23.      SECURITY DEPOSIT: Tenant, upon execution of this Lease, will deposit
         with Landlord the sum of $   . See Addendum as security for Tenant's
         performance of all of the terms of this Lease. If Tenant defaults on any of the terms of this Lease, Landlord may use such sum to cure such default and compensate Landlord for any loss or damage which it has suffered thereby. If any portion of the deposit is so used, Tenant shall immediately deposit with Landlord an amount sufficient to restore the security deposit to its original amount. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit.


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24.      DEFAULT BY LANDLORD: Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within thirty (30) days after written notice by Tenant to Landlord specifying the obligations which the Landlord has failed to perform. If an obligation is such that it cannot reasonably be completed within such thirty (30) day period, Landlord shall not be in default if Landlord commences performance within thirty (30) days and thereafter diligently prosecutes the same to completion.

25. SURRENDER OF PREMISES: The surrender of this Lease by Tenant to Landlord shall not work a merger and shall, at the option of Landlord, operate as an assignment to it of any subleases affecting the Premises.

26.      ESTOPPEL CERTIFICATE:
         (a) Tenant shall upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect and if modified, stating the nature of such modification and certifying that this Lease as modified is in full force and effect (ii) specifying the dates to which rental and other charges are paid in advance, and (iii) acknowledging that there are no uncured defaults on the part of Landlord or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of the real property of which the Premises are a part.

         (b) Tenant's failure to deliver such a statement within the time specified above shall be conclusive upon Tenant (i) that this Lease is in full force and effect and without modification except as may be represented by Landlord (ii) that there are not uncured defaults by Landlord, and (iii) that no more than one (1) month's rental has been paid in advance.

27. RULES AND REGULATIONS: Tenant shall comply with the rules and regulations which are attached hereto as Exhibit "B" and all non-discriminatory modifications thereof and additions thereto put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation of any such rules and regulations by any other occupant or Tenant of the Building.

28. CONDITION OF PREMISES: Tenant acknowledges that neither the Landlord nor any of the Landlord's agents has made any representation or warranty with respect to the Premises or Building or with respect to the suitability of either for the conduct of Tenant's business. Taking possession of the Premises by Tenant shall conclusively establish that the Premises and Building were in good, sanitary order, condition and repair at such time.


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29.      DESTRUCTION OF PREMISES: In the event that the Premises or the Building of which the Premises are a part are destroyed in whole or in part by fire or other casualty, Landlord may terminate this Lease at its option. If Landlord does not terminate this Lease and elects to repair the damage, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction in the rent specified in Paragraph 3 from the date of damage until the repairs have been completed. Such proportionate reduction shall be based upon the extent to which the damage and making of such repairs reasonably interferes with the business carried on by the Tenant in the Premises:
         If the damage is caused in whole or in part by the Tenant or Tenant's agents, servants, employees or invites, there shall be no abatement of rent.

30. CONDEMNATION: If all or a portion of the Leased Premises are appropriated by a public or quasi-public authority under the power of eminent domain or are transferred by Landlord in lieu thereof, Landlord may terminate this Lease without liability to Tenant for any unexpired term of this Lease. If this Lease is not terminated as a result of such appropriation or transfer, Base Rent shall be equitably reduced. In either event, Landlord shall be entitled to the entire condemnation award or settlement except that Tenant shall be entitled to any award made by such authority specifically to Tenant for moving expenses or damages for disruption to Tenant's business.

31. LATE CHARGES: All sums due under this Lease not paid by Tenant within Ten (10) calendar days from the date such payment(s) were due shall be subject to a late charge of Twenty Dollars ($20.00), or Five Percent (5.00%) of the amount, whichever is greater. Additionally, for each month that it remains unpaid such payment(s) shall bear interest at a rate of Eighteen Percent (18.00%) per annum from the date the payment(s) were due until paid in full.

32. LANDLORD'S CONSENT: Where Landlord's consent is required under this agreement, such consent shall not be unreasonably withheld.

33. APPLICABLE LAW: This agreement shall be governed by the laws of the State of Arizona.

34. TIME OF ESSENCE: Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

35. PRIOR AGREEMENTS; AMENDMENTS: This Lease incorporates and supersedes all previous understandings and agreements concerning any matter covered or mentioned in this Lease and may not be amended except in writing signed by both parties.


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36.      PRIOR FIRST RIGHTS: Landlord may have granted an existing Tenant the right of the first refusal of the Premises and, therefore, may be obligated to offer to Lease the Premises to such Tenant upon the same terms contained in this Lease. If so, this Lease is contingent upon such Tenant's failure to exercise its right of first refusal with respect to the Premises. If any such Tenant exercises its right of first refusal with respect to the Premises, this Lease shall be null and void.

37. QUIET ENJOYMENT: Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgage and/or deed of trust to which this Lease is subordinate.

38. HOLDOVER TENANCY: Upon expiration of this Lease, should Tenant continue to occupy the Premises on an unpermitted holdover, the lease term be extended on a month-to-month basis and the most current base rental amount shall be increased by a minimum of Fifty Percent (50%). Furthermore, (i) Tenant shall indemnify Landlord for any and all costs incurred as a result of this holdover, (ii) either Party may cancel this holdover by giving thirty (30) days written notice, and (iii) all provisions of this Lease shall remain in full force and effect during the entire holdover period.

39.      LIMITATION OF LANDLORD'S LIABILITY:

         a) Tenant recourse shall be limited to Landlord's interest in the building. In the event of a transfer of ownership, assignor must remain responsible for any accrued liability or obligation.

         b) Landlord's failure to perform any term, provision, or covenants under this Lease relating to services or maintenance to be provided by Landlord shall be subject to force majeure.

                  (i) Tenant's Remedies: If Landlord does not commence to cure within thirty (30) days after receiving notice, Tenant must inform Mortgagee of Landlord's default and give Mortgagee the right, but not the obligation, to cure the default with an additional thirty (30) days after notice, subject to force majeure (provided that default is of a nature that cannot be cured within thirty (30) days, the Mortgagee's cure period shall be extended so long as Mortgagee is diligently proceeding to cure).


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40.      INVALIDITY CLAUSE: If a portion of this Lease is declared invalid, the remainder must remain in full force and effect.

41. HAZARDOUS MATERIALS: Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of a biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges, if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or material on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease term.

42. OPTION TO RENEW: Tenant, upon paying the rent herein reserved and performing all the terms, covenants and conditions herein contained on its part to be kept and performed, shall have the option to renew this Lease for one (1) additional term of two (2) years. Any such extension of this lease for the additional terms shall be upon the same covenants and conditions as are set forth herein, except that the Base rental rate for the additional term of two (2) years shall be $23.00 per square foot for the first (1st) year of the option period and $24.00 per square That for the second (2nd) year of the option period. Tenant must notify Landlord in writing not less that three (3) months prior to the expiration of this Lease of its election to exercise the above option and the agreement to be bound by the terms, covenants and conditions of the Lease for the additional term stated above. In the event Tenant fails to so notify Landlord or declines to exercise said Option to Renew, such right shall terminate and not longer be in effect.

BUILDING PLANNING: Intentionally deleted.


                        Concord Equities Lease Agreement

An Addendum is attached hereto and made a part of this Lease.

IN WITNESS WHEREOF the parties hereto have executed this Lease by proper persons thereunto duly authorized so to do on the day and year first hereinabove written.

LANDLORD:                                         TENANT:

CONCORD EQUITIES, L.L.C.                      FUTECH EDUCATIONAL PRODUCTS, INC.,
an Arizona Limited Liability Company          an Arizona Corporation
2999 North 44th Street, Suite 600             2999 North 44th Street, Suite 225
Phoenix, Arizona 85018                        Phoenix, Arizona 85018


BY: /s/ Kenneth P. Braun                      BY: /s/ Vincent W. Goett
    ------------------------------                -----------------------------
    Kenneth P. Braun                              Vincent W. Goett

ITS: Manager                                  ITS: Chief Executive Officer


                        Concord Equities Lease Agreement

   HORIZON REAL ESTATE GROUP, INC.
  NOTICE AND WAIVER OF LIABILITY RIDER

                 Notice to Landlords/Tenants Regarding Hazardous
                  Materials and Americans with Disabilities Act

Comprehensive federal, state and local regulations have recently been enacted to control the use, storage, handling, clean-up, removal and disposal of hazardous and toxic wastes and substances. Extensive legislation has also been adopted with regard to underground storage tanks. As real estate licensees, we are not experts in the area of hazardous substances and we encourage you to consult with your legal counsel with respect to your rights and liabilities with regard to hazardous substances laws and regulations and to obtain technical advice with regard to the use, storage, handling, clean-up, removal or disposal of hazardous substances from professions, such as a civil engineer, geologist, or other persons with experience in these matters to advise you concerning the property. We also encourage you to review the past uses of the property (as to which we make no representation) which may provide information as to the likelihood of the existence of hazardous substances or underground storage tanks on the property.

Legislation known as the "Americans with Disabilities Act ("ADA") was recently adopted and may affect the property and/or its intended use. As real estate licensee, we are not experts in the legal or technical aspects of ADA as it may pertain to you. We encourage you to consult you legal counsel, architect and/or other professionals with appropriate experience with regard to your rights or obligations for compliance with ADA. HORIZON REAL ESTATE GROUP, INC. makes no representation or warranty regarding the compliance or noncompliance of the property under ADA.

INDEMNIFICATION

Owner/Landlord and Buyer/Tenant shall defend, indemnify, and hold harmless HORIZON REAL ESTATE GROUP, INC. from and against all claims, costs, expenses, actions, losses, damages and liabilities of any kind whatsoever (including reasonable attorneys' fees) directly or indirectly arising out of the existence of Hazardous Substances and/or Environmental Conditions or ADA noncompliance conditions on the Property. This indemnification shall survive the termination of any contract, listing or lease and continue thereafter.

Owner hereby authorizes Broker to represent and serve as agent for any prospective tenant or purchaser of the Property and Owner hereby waives any conflict of interest which may arise as a result thereof.

NOTE TO TENANT FROM BROKER

It has been a pleasure working with you towards consummation of a mutually beneficial commercial lease. It is my hope that this negotiation process has brought to light any interests, questions or concerns which you may have had.

Throughout our discussions, I have endeavored to provide you with the full and complete information which you have requested. Following our discussions, this lease agreement has been prepared which should include all relevant issues. If you are relying upon any discussion, statement, inference or representation which is not memorialized by the present lease agreement, please immediately notify Broker both verbally and in writing. We have no wish to have you proceed with the lease based upon inaccurate information or assumptions.

If the lease document accurately reflects our agreement, please indicate your approval by signing in the space provided below. You should sign this document if, and only if, you are relying entirely upon the lease agreement and no further oral promises, discussions, statements or representations.


                             Rules and Regulations

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOU AND YOUR ATTORNEY FOR REVIEW, COMMENT AND APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY HORIZON REAL ESTATE GROUP, INC. (BROKER), ITS AGENTS, EMPLOYEES, OWNER OR ANY OTHER PERSON AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO. THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

PREMISES: Concord Place. 2999 North 44th Street, Suite 225, Phoenix, Arizona

LEASE DATED: August 5,1996

LANDLORD:                                   TENANT:

CONCORD EQUITIES, L.L.C., an                FUTECH EDUCATIONAL PRODUCTS, INC.
Arizona Liability Company                   an Arizona Corporation
2999 North 44th Street, Suite 600           2999 North 44th Street, Suite 225
Phoenix, Arizona 85018                      Phoenix, Arizona 85018


By: /s/ Kenneth P. Braun                    By:  /s/ Vincent W. Goett
    -----------------------------                ------------------------------
    Kenneth P. Braun                             Vincent W. Goett
Its:    Manager                             its:   Chief Executive Officer

Date: 8-16-96                               Date:


                              Rules And Regulations

                                ADDENDUM TO LEASE

THE ATTACHED LEASE made and entered into the 5th day of August, 1996, by and between CONCORD EQUITIES, L.L.C., an Arizona Limited Liability Company, as "Landlord", and FUTECH EDUCATIONAL PRODUCTS, INC., An Arizona Corporation as "Tenant", of which this Addendum to Lease is made a part is hereby amended and supplemented as follows:

                                 - WITNESSETH -

1. CONSTRUCTION OF PREMISES: Tenant to accept Suite 225 in "as is" condition. Landlord's sole construction obligations with respect to Suite 225, shall be to install (at it's sole cost) one set of double "solid core" doors between the large executive office and the adjoining board room (see exhibit "C"). All work and materials shall conform to existing building standards with quality of work to be at Landlord's sole and absolute discretion.

The following is added to paragraph 3.

2. RENT: The rent schedule during the term of this Lease shall be modified as follows:

          Year                                               Monthly Amount
          ----                                               --------------
         1 through 3                                         $8,878.33
         4 (option period) see paragraph 42                  $10,210.08
         5 (option period) see paragraph 42                  $10,654.00

3. SECURITY DEPOSIT: Notwithstanding anything to the contrary regarding Paragraph 23 of this Lease, Landlord and Tenant do hereby agree that Tenant shall establish a "trading account" at Peacock, Hislop, Staley and Givens, located at 2999 North 44th Street, Suite #100, Phoenix, Arizona 85018, wherein Tenant will maintain a minimum balance of Fifty Five Thousand Dollars ($55,000) for the entire term of this Lease. A copy of the documentation establishing this account shall be attached to this Lease as Exhibit "D". Upon written notice from Landlord of default by Tenant (pursuant to Paragraph #19), Landlord shall have the right to instruct Peacock, Hislop, Staley and Givens to immediately convert to cash that amount Landlord deems necessary to cure the default. Furthermore, should the balance of the "trading account" fall below the Fifty Five Thousand Dollars ($55,000) minimum required balance, this shall constitute a default of this Agreement by Tenant (pursuant to Paragraph #19).

LANDLORD:                                    TENANT:

CONCORD EQUITIES, L.L.C. an                  FUTECH EDUCATIONAL PRODUCTS, INC.
Arizona Limited Liability Company            an Arizona Corporation

By: /s/ Kenneth P. Braun                     By:  /s/ Vincent W. Goett
    ------------------------------                ------------------------------
    Kenneth P. Braun                              Vincent W. Goett
Its:  Manager                                Its:   Chief Executive Officer

                                   EXHIBIT A


                           RENTABLE SQUARE FOOTAGE
                                  SECOND FLOOR

                                  [FLOOR PLAN]

                                   EXHIBIT "B"

                             RULES AND REGULATIONS

1. Except with the prior written consent of the Landlord, no Tenant shall sell or cause to be sold any items or services at retail on or from the leased premises, nor shall any Tenant carry on or permit or allow any employee or person to carry on the business of machine copying, stenography, typewriting or similar business in or from the leased premises for the service or accommodation of occupants of any portion of the building without written consent of the Landlord.

2. The Sidewalks, halls and passageways will not be obstructed by any of the Tenants or used by them for any purpose other than for the ingress and egress to and from their respective premises.

3. All Tenants shall adhere to and obey all such parking control measures as may be placed into effect by the Landlord through the use of signs, identifying decals or other instructions.

4. No moving companies shall be used for the purpose of moving furnishings in or out of the lease premises unless they are licensed, commercial movers.

5. Any electric wiring that the Tenant desires to introduce into the Premises must be connected as directed by the Landlord. No boring or cutting for wires will be allowed except with a specific consent of the Landlord. The location of telephones, electrical appliances, call boxes, intercoms, etc., shall be prescribed by Landlord.

6. The Tenant shall not conduct any auction or permit any fire or bankruptcy sale to be held on the Premises, nor store goods, wares or merchandise on the Premises.

7. All freight must be moved into, within and our of the Building under the supervision of the Landlord and according to such regulations as may be posted in the Building Office. All moving of furniture or equipment into or out of the Building by the Tenant shall be done at such time and in such manner as directed by the Landlord or its agent. In no cases shall items of freight, furniture, fixtures or equipment be moved into or out of the Building during such


                             Rules And Regulations
         hours as are normally considered rush hours to an office building (i.e. morning rush hours, noon rush hours and evening rush hours).

8. Requirements of the Tenant for Building services, maintenance or repair shall be attended to only upon application to the office of the Building. Employees of the Building are not permitted to perform any work nor to do anything outside of their regular duties unless under special instructions from the office of the Building. No employees of the Building shall admit any person, Tenant or otherwise without specific instructions from the Office Manager of the Building.

9. The Tenant shall not change locks nor install other locks on doors without the prior written consent of the Landlord.

10. The Tenant shall give prompt notice to the Building of any accidents to or defects in plumbing, electrical fixtures or heating apparatus so that the same may be attended to properly.

11. No safes or other objects larger that the doors shall be brought into or installed on the Leased Premises without the prior written consent of the Landlord. Also, the Landlord shall have the power to prescribe the weight and positions of or other objects which shall, if considered necessary by the Landlord, be required to be supported by additional materials placed on the floor. In such event, the additional materials shall be at the expense of the Tenant. In no event can these items exceed a weight of fifty (50) pounds per square foot of floor space utilized.

12. No person or persons other that those approved by the Landlord will be permitted to enter the Building for purposes of cleaning, maintenance, construction or painting.

13. Tenant shall not permit or offer the Leased Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the Building.

14. No cooking shall be done or permitted by any Tenant on the Leased Premises except for that cooking utilizing existing kitchen facilities or microwave ovens in Premises nor shall offices of The Building be used, nor any part thereof, permitted to be used for lodging.


                              Rules And Regulations

15. Each Tenant, upon the termination of the tenancy, shall deliver to the Landlord all the keys of the offices, rooms and toilet rooms which shall have been furnished to the Tenant.

16. No Tenant shall lay floor covering so that the same shall be affixed to the Leased Premises in any manner by paste or other material, except that which may easily be removed with water. The use of cement or other similar adhesive materials is expressly prohibited. Landlord shall have no obligation to repair, restretch, clean or replace carpeting but will spot clean and sweep carpeting as part of any janitorial services required to be furnished by Landlord under the Lease.

17. On Sundays, holidays (legal), and on other days during certain hours of which the Building may be closed after normal business hours, access to the Building or to the halls or corridors will be subject to complete control and approval of the Landlord.

18. Janitorial service shall be provided five (5) days per week in and about the Premises, and in no case shall such services be provided on Saturdays, Sundays and holidays (legal). Tenants shall not cause unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness.

19. Tenants shall see that doors of the Premises are closed and securely locked before leaving the Building and must observe strict care not to leave such doors, etc. open and exposed to the weather or other elements, and each Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or the Tenant's employees leave the Building, and that all electricity, gas and air conditioning shall likewise be carefully shut off, so as to prevent waste or damage, where controlled by Tenant.

20. Canvassing, soliciting and peddling in the Building are prohibited. Tenants shall cooperate to prevent the same.

21.      Intentionally Deleted.


                              Rules And Regulations

22. No signs of any kind shall be placed on the walls or windows of the Leased Premises or outside the Leased Premises without the prior written consent of the Landlord first had and obtained. It is intended that the only identification to be provided for Tenant will be a directory of design and location as approved by Landlord.

23. The non-enforcement of any one or more of these Rules and Regulations with respect to any one or more Tenants in the Leased Premises, or the development of which the Leased Premises are a part, shall not be deemed a waiver of any of these Rules and Regulations, nor prohibit the right of the Landlord to enforce these Rules and Regulations at any time.

24. The Landlord reserves the right, at any time, to rescind any one or more of these Rules and Regulations, or to make such other and further reasonable rules and regulations as in the Landlord's judgement may, from time to time, be necessary for the safety, care and cleanliness of the Premises, and for the preservation of order therein.

25. Tenant will not, without the prior written consent of the Landlord, use any apparatus or device in the Leased Premises, including but without limitation thereto, electronic data processing machines, punch card machines, and machines using current in excess of 110 volts, which will, in any way, increase the amount of electricity or water usually furnished or supplied for use of the Leased Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Leased Premises, or water pipes, any apparatus or device for the purposes of using electric current or water.

AGREED AND ACCEPTED:

LANDLORD:                                     TENANT:

CONCORD EQUITIES, L.L.C.                      FUTECH EDUCATIONAL PRODUCTS, INC.
2999 North 44th Street, Suite 600             2999 North 44th Street, Suite 225
Phoenix, Arizona 85018                        Phoenix, Arizona 85018

BY: /s/ Kenneth P. Braun                      BY: /s/ Vincent W. Goett
    ----------------------------                  -----------------------------
    Kenneth P. Braun                              Vincent W. Goett

ITS: Manager                                  ITS: Chief Executive Officer

DATE: 8-16-96                                 DATE: 8-15-96


                              Rules And Regulations

                                   EXHIBIT "C"


                                  (FLOOR PLAN OF LEASED PREMISES)

[FUTECH LOGO]


                                   EXHIBIT "D"
                                 PAGE ONE OF TWO

Date:        September 19, 1996

TO:          Concord Equities, L.L.C. (Concord)

cc:          M. Sherman, Peacock, Hislop, Staley and Givens (PHSG)

From:        Vincent W. Goett, Chairman and CEO (Futech)

Subject: Addendum to lease re: Security deposit through Peacock, Hislop, Staley and Givens investment account

Dear Concord Equities, L.L.C.,

This is to serve as Futech's instructions to Concord and PHSG regarding Concord's limited access to Futech's investment account with PHSG.

Per the terms of the lease, Paragraph 23, Futech opened an account with PHSG (#705-05115 per the attached) and have invested the minimum amount of funds per the lease's terms. The lease specifies the grace period and notification requirements by Concord if Futech does not meet its monthly obligation. If Futech does not meet its outstanding obligation to Concord per the stated terms of the lease agreement, then Concord may, with prior written notice to Futech and PHSG, independently access Futech investment account in order to cure the outstanding default. Prior to any actual transaction occurring, however, Futech must be advised by PHSG as to the specifics of the transaction. Concord must specify in writing to Futech and PHSG who within their organization is authorized to perform such transaction.

Concord does not have the right to make inquiries (except for minimum balance verification pursuant to the terms of the lease) or any other action regarding Futech's account at PHSG.

Sincerely,

/s/ Charles M. Foley
-------------------------------
Charles M. Foley
COO/CFO

                                                                   STATEMENT OF
                                                                        ACCOUNT

[PEACOCK, HISLOP, STALEY & GIVEN, INC. LETTERHEAD]

G-05115            TAX ID  86-0648128           AUGUST 01 -  AUGUST 31, 1996

EDUCATIONAL PRODUCT INC               YOUR INVESTMENT REPRESENTATIVE IS:
CHARLES M FOLEY                       MICHAEL SHERMAN
44TH STREET STE                       2999 N. 44TH.STREET, SUITE 100
PHOENIX, AZ 185018                    PHOENIX, AZ 85018-9855
                                      IR# 705-424 PHONE 602-952-6800
                                               TOLL FREE  (800) 999-1818

                                      MONEY MARKET FUND 7 DAY AVERAGE YIELDS

                                      FOR CURRENT YIELD INFORMATION PLEASE
                                      CONTACT YOUR INVESTMENT REPRESENTATIVE

ASSETS                                                   LIABILITIES

                          PERCENT OF YOUR
                AMOUNT       PORTFOLIO                                   AMOUNT
                                                CASH
              15,734.97         21 %            MARGIN LOAN
                                                SHORT OPTIONS
                                                OTHER SHORT SECURITIES

              58,500.00         79 %

           $  74,234.97                     TOTAL LIABILITIES             $  00

YOUR ACCOUNT       $ 74,234.97          CURRENT ESTIMATED YIELD             .83%
SECURITIES                              ESTIMATED ANNUAL INCOME         $682.00

              FUNDS DEPOSITED AND WITHDRAWN
YOUR ACCOUNT           $75,000.00       FUNDS REMITTED FROM YOUR ACCOUNT   $.00

                  INCOME/EXPENSE SUMMARY

    THIS             THIS                               THIS              THIS
  PERIOD             YEAR          EXPENSE             PERIOD             YEAR

                                   INTEREST CHARGES
                                   U.S. TAX
                                   NON-RES TAX
                                   FOREIGN TAX

   .00              .00                  TOTAL          .00               .00


                                   EXHIBIT "D"
                                 PAGE TWO OF TWO

[CONCORD EQUITIES LOGO]

June 30, 1997

Mr. Vincent W. Goett, CEO
FUTECH EDUCATIONAL PRODUCTS, INC.
2999 N. 44th Street
Suite #215
Phoenix, AZ 85018

Re:   Amendment to Lease
      Release of Trading Account

Dear Vince:

Pursuant to paragraph #9 of the aforementioned Amendment to Lease, Landlord hereby authorizes you to close the "trading account", which was established by Tenant as a Security Deposit, for the benefit of Landlord.

Immediately upon closing of said account, Tenant shall deliver to Landlord a cashiers check in the amount of $25,490.50, which shall be held by Landlord as Security Deposit for the entire term of the Amended Lease.

Sincerely,

/s/ Kenneth P. Braun
----------------------------------
Kenneth P. Braun
Managing Member

cc:   file


2999 N. 44th STREET, SUITE 600
PHOENIX, ARIZONA 85018
PHONE 602.952.9952 FAX 602.952.9964

                               AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE, made and entered into this 27th day of June, 1997, by and between CONCORD EQUITIES, L.L.C., an Arizona limited liability company hereinafter referred to as "Landlord" and FUTECH EDUCATIONAL PRODUCTS, INC., an Arizona corporation hereinafter referred to as "Tenant".

                                   WITNESSETH

WHEREAS, Landlord wishes to lease additional premises ("Expanded Area") to Tenant and Tenant wishes to lease additional premises ("Expanded Area") from Landlord; and

WHEREAS, Landlord wishes to modify the rent payments of the Original Lease (Dated August 5, 1996) and Tenant wishes to modify the rent payments of the Original Lease; and

WHEREAS, Landlord wishes to modify the term of the Original Lease and Tenant wishes to modify the term of the Original Lease;

NOW, THEREFORE, in consideration of these present and the agreement of each other, Landlord and Tenant agree that the said Lease shall be and the same is hereby amended as of the 27th day of June, 1997 as to the following items, but shall remain as stated with regard to all other matters.

1. Line 5 of the prologue paragraph of the Lease is amended by the replacement of Exhibit "A" with the new Exhibit "D", attached hereto and made a part hereof, showing the "Expanded Area" and "Existing Space".

2. Paragraph 1 of the Lease: The term of the Modified Lease shall be for a period of thirty-six (36) months and shall commence on the 1st day of September, 1997 and expire on the 31st day of August, 2000.

3. Paragraph 3 of the Lease: Tenant agrees to pay Landlord a base rent of Twelve Thousand Seven Hundred Forty-Five Dollars and 25/100 $12,745.25) per month, subject to increases as hereinafter provided, plus any excise, privilege or sales tax imposed upon the rent paid by Tenant. Said rent shall commence on the latter to occur of September 1, 1997 or the date the tenant improvements in the "Expanded Area" are completed and said space is ready for occupancy by Tenant.

4. Paragraph 4 of the Lease: For the purpose of calculating the operating expenses of the project as outlined and defined in Paragraph 4. "OPERATING EXPENSES" of the Lease the following terms will prevail:

         (a). The terms of the Original Lease shall remain in full force and effect relating to of "operating expenses" for the primary space (existing space) as defined in the Lease.

         (b). Tenant shall have a 1997 Base Year Expense Stop (Landlord to pay said expense stop amount) calculated for the "Expanded Area", which area is comprised of 1,956 net rentable square feet, with all other terms and conditions of Paragraph 4. of the Lease remaining in full force and effect.

         (c). It is the intent of this Paragraph that the operating expenses for the existing premises and the expanded area be calculated separately from each other using the respected rentable square footage of each area and the respective Base Year for each area as outlined above.

5. Paragraph 4c of the Lease: It is hereby amended and the following new paragraph is added:

         4(c). For the purpose of determining Tenant's proportionate share of the operating expenses and Landlord's total contribution, the project shall be deemed to be comprised of 133,289 net rentable square feet; the existing primary space shall be deemed to be comprised of 5,327 net rentable square feet and the "Expanded Area" to be comprised of 1,956 net rentable square feet.

6. Paragraph 1 of the Addendum to Lease is hereby amended and the following new paragraph is added:

                  Landlord shall build out the Expanded Area with tenant improvements acceptable to Tenant. Landlord will pay for said improvements up to $48,900.00. If the costs exceed $48,900.00, said excess, plus simple interest thereon calculated at 9% per annum, shall be amortized in equal monthly installments and paid by Tenant to Landlord as additional rent between September 1, 1997 and August 1, 2000. Tenant shall have the right to approve all bids and contracts relating to the construction work. The contracts will call for the work to be completed, and the work will be completed, by September 15, 1997. Either party may terminate this Amendment if the details of the tenant improvements are not finalized to the satisfaction of the parties by August 1, 1997.

                  Landlord shall retain the bills, invoices, or their written documentation evidencing the final total construction costs and make same available to Tenant for audit.

7. Line 8 of Paragraph 22. "PARKING" of the Original Lease Agreement - the figure "ten (10)" is deleted and "fifteen (15)" is substituted. The 5 new parking spaces will be adjacent to Tenant's current 10 spaces.

8. Line(s) 6 and 7 of Paragraph 42: "OPTION TO RENEW" of the Original Lease - the figure "$23.00 shall be replaced with "$24.00" and the figure "$24.00" shall be replaced with "$25.00".

9.       Paragraph 3 of the Addendum to Lease is hereby modified as follows:
         Notwithstanding anything to the contrary regarding Paragraph 23 of the Original Lease, Landlord and Tenant do hereby agree that Tenant shall deposit with Landlord an amount equal to $25,490.50, which amount shall be held by Landlord as Security Deposit for the entire term of the Amended Lease. Furthermore, upon receipt by Landlord of the aforementioned Security Deposit, Tenant shall be permitted to close the "$55,000 trading account" previously established by Tenant as a Security Deposit for the benefit of Landlord.

10.      Section 36 of the Original Lease is hereby deleted from this lease.

11. All other terms and conditions in this Lease, as amended, remain in full force and effect as heretofore.

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument by proper persons thereunto authorized so to do on the day and year first hereinabove written.

LANDLORD:                                    TENANT:

CONCORD EQUITIES, L.L.C., an                 FUTECH EDUCATIONAL PRODUCTS, INC.,
Arizona limited liability company            an  Arizona corporation

By: /s/ Kenneth P. Braun                     By: /s/ Vincent W. Goett
    ----------------------------                 ------------------------------
    Kenneth P. Braun                             Vincent W. Goett

Its:  Managing Member                        Its: Chief Executive Officer


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

9.       Paragraph 3 of the Addendum to Lease is hereby modified as follows:
         Notwithstanding anything to the contrary regarding Paragraph 23 of the Original Lease, Landlord and Tenant do hereby agree that Tenant shall deposit with Landlord an amount equal to $25,490.50, which amount shall be held by Landlord as Security Deposit for the entire term of the Amended Lease. Furthermore, upon receipt by Landlord of the aforementioned Security Deposit, Tenant shall be permitted to close the "$55,000 trading account" previously established by Tenant as a Security Deposit for the benefit of Landlord.

10.      Section 36 of the Original Lease is hereby deleted from this lease.

11. All other terms and conditions in this Lease, as amended, remain in full force and effect as heretofore.

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument by proper persons thereunto authorized so to do on the day and year first hereinabove written.

LANDLORD:                                    TENANT:

CONCORD EQUITIES, L.L.C., an                 FUTECH EDUCATIONAL PRODUCTS, INC.,
Arizona limited liability company            an Arizona corporation

By:                                               By:  /s/ Vincent W. Goett
    --------------------------                    -----------------------------
    Kenneth P. Braun                              Vincent W. Goett

Its: Managing Member                         Its: Chief Executive Officer


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